Exhibit 99.B(d)(55)

Amended Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Western Asset Management Company Limited

As of November 7, 2005, as amended April 28, 2009

SEI Institutional Managed Trust

Core Fixed Income Fund

U.S. Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	Western Asset Management Company Limited

By:	By:

/s/ David F. McCann	/s/ Barbara L. Ziegler

Name:	Name:

David F. McCann	Barbara L. Ziegler

Title:	Title:

Vice President	Head of Client Service and Marketing Support

Amended Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Western Asset Management Company Limited

As of November 7, 2005, as amended April 28, 2009

SEI Institutional Managed Trust

Core Fixed Income Fund	X.XX	%
U.S. Fixed Income Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Western Asset Management Company Limited

By:	By:

/s/ David F. McCann	/s/ Barbara L. Ziegler

Name:	Name:

David F. McCann	Barbara L. Ziegler

Title:	Title:

Vice President	Head of Client Service and Marketing Support